EXHIBIT 99

1Q 2004 EARNINGS

For Immediate Release

Contact:	Chris Neff
435-645-8898
cneff@nicusa.com

NIC Earns Three Cents Per Share as First Quarter

Net Income Increases 62 Percent to $1.6 Million

Record operating income of $2.9 million driven by 21 percent increase in same-state portal revenues

OLATHE, Kan. – April 29, 2004 – NIC Inc. (Nasdaq: EGOV) today reported net income of $1.6 million and earnings per share of three cents on total revenues of $14.4 million for the three months ended March 31, 2004.  In the prior year quarter, the Company posted net income of $989,000 and earnings per share of two cents on total revenues of $12.5 million.  The core outsourced portal business continued to deliver strong results, which drove a 70 percent increase in NIC’s operating income during the quarter.  The Company’s operating income rose to $2.9 million in the first quarter, up from $1.7 million a year ago.

Operating Highlights

Three months ended March 31

(thousands)

	2004	2003	Change

Portal Revenues	$12,231	$9,790	25%
Portal Cost of Revenues	5,853	5,080	15%
Portal Gross Profit	$6,378	$4,710	35%
Portal Gross Profit%	52%	48%

Operating Income	$2,866	$1,684	70%
Operating Income Margin%	20%	13%
Net Income	$1,602	$989	62%

Portal revenues were $12.2 million, a 25 percent increase over the prior year quarter, while portal gross profit percentage rose four basis points over first quarter 2003 to 52 percent.  On a same state basis, portal revenues grew 21 percent in the first quarter, compared to a four percent increase in the first quarter last year.  Strong usage of NIC’s tax filing, professional licensing, and limited criminal history search applications helped same state non-DMV transactional revenues increase 41 percent during the same period.

“NIC’s portal operations had another terrific quarter, and we expect this trend to continue,” said Jeff Fraser, Chief Executive Officer of NIC.  “We are committed to delivering valuable online services to our government partners and their constituents.  NIC’s ability to effectively build, enhance, and market revenue-generating applications is evident in our first quarter performance.”

“The 76 new revenue-generating applications NIC launched this quarter helped us achieve 41 percent non-DMV growth this quarter,” said Harry Herington, NIC’s Chief Operating Officer.  “This growth allows us to invest strategically in the future success of the core portal business.”

As expected, software & services revenues in the first quarter of 2004 were $2.2 million, a 20 percent decrease from the prior year quarter.

Selling and administrative expenses for the quarter were $3.2 million, or 22 percent of revenue, down from 25 percent in the prior year quarter.  “The leverage we achieved this quarter allowed us to deliver record 20 percent operating income margins, up from 13 percent a year ago,” said Eric Bur, NIC’s Chief Financial Officer.

NIC ended the fourth quarter with $20.7 million in cash and equivalents, up nearly $1.6 million from December 31, 2003.  During the same period, net working capital grew by $2.8 million to $27.2 million.

Second Quarter Outlook

For second quarter 2004, NIC expects total revenues of $13.6 - $14.2 million, portal revenues of $11.6 - $12.0 million, and software and services revenues of $2.0 - $2.2 million.  The Company also anticipates operating income between $2.5 - $2.7 million and net income of $1.4 - $1.6 million.  NIC’s second quarter 2004 estimates do not include new contracts.

First Quarter Earnings Call and Webcast Details

Dial-In Information

Thursday, April 29, 2004

9:00 a.m. (EDT)

Call bridge:                                    1-800-218-0204

Call leaders:                                Jeff Fraser, Chief Executive Officer

Eric Bur, Chief Financial Officer

Harry Herington, Chief Operating Officer

A replay of the call will be available until 5:00 p.m. (EDT) on May 6 by dialing 1-800-405-2236 and using passcode 576650.

Webcast Information

Thursday, April 29, 2004

9:00 a.m. (EDT)

To sign in and listen: The Webcast system is available at www.nicusa.com/investor.

Some users may need to refresh their browsers to view the Webcast information.  A replay of the Webcast will be available until 5:00 p.m. (EDT) on July 29 by visiting www.nicusa.com/investor.

About NIC

NIC manages more eGovernment services than any provider in the world.  The company is helping governments communicate more effectively with citizens and businesses by putting essential services online.  NIC provides eGovernment solutions for 1,500 state and local agencies that serve more than 51 million people in the United States.  Additional company information is available at www.nicusa.com.

The statements in this release regarding continued implementation of NIC’s business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC’s ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC’s 2003 Annual Report on Form 10-K filed on March 12, 2004, with the Securities and Exchange Commission.

(financial tables follow)

NIC INC.

FINANCIAL SUMMARY

(UNAUDITED)

Thousands except for per share amounts

	Three months ended March 31,
	2004	2003

Revenues:
Portal revenues	$12,231	$9,790
Software & services revenues	2,188	2,730
Total revenues	14,419	12,520

Cost of revenues:
Cost of portal revenues, exclusive of depreciation & amortization	5,853	5,080
Cost of software & services revenues, exclusive of depreciation & amortization	2,080	2,144
Selling & administrative	3,232	3,120
Depreciation & amortization	388	492
Total operating expenses	11,553	10,836

Operating income	2,866	1,684

Other income (expense):
Interest income	21	29
Interest expense	(5)	(5)
Equity in net loss of affiliates	(69)	(60)

Total other income (expense)	(53)	(36)

Income before income taxes	2,813	1,648
Income tax provision	1,211	659

Net income	$1,602	$989

Basic and diluted earnings per share	$0.03	$0.02

Weighted average shares outstanding:
Basic	58,744	58,135
Diluted	61,016	58,169

Key Financial Metrics:

Revenue growth – outsourced portals	25%	15%
Same state revenue growth – outsourced portals	21%	4%
Revenue growth – software & services	(20)%	(24)%
Gross profit percentage – outsourced portals	52%	48%
Gross profit percentage – software & services	5%	21%
Selling & administrative costs as a percentage of revenue	22%	25%
Operating income margin	20%	13%

Portal Revenue Analysis (Thousands):

DMV transaction-based	$7,879	$6,031
Non-DMV transaction-based	3,343	2,441
Portal management	102	299
Software development	907	1,019
Total	$12,231	$9,790

NIC INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Thousands except for share amounts

	March 31, 2004	December 31, 2003

ASSETS

Current assets:
Cash and cash equivalents	$15,160	$13,540
Cash and cash equivalents - restricted	5,325	5,363
Marketable securities	250	249
Trade accounts receivable	20,357	17,871
Deferred income taxes	182	181
Prepaid expenses	661	698
Other current assets	10,037	8,845
Total current assets	51,972	46,747

Property and equipment, net	3,243	2,992
Deferred income taxes	34,118	35,169
Other assets	108	110
Investments in affiliates	575	644
Intangible assets, net	63	77
Total assets	$90,079	$85,739

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$17,208	$16,345
Accrued expenses	6,771	5,245
Note payable – current portion	158	156
Application development contracts	467	465
Other current liabilities	186	158
Total current liabilities	24,790	22,369

Note payable – long-term portion	167	207
Total liabilities	24,957	22,576

Commitments and contingencies	—	—

Shareholders’ equity:
Common stock, no par, 200,000,000 shares authorized 58,852,550 and 58,175,672 shares issued and outstanding	—	—
Additional paid-in capital	199,286	198,929
Accumulated deficit	(133,959)	(135,561)
	65,327	63,368
Less treasury stock	(205)	(205)
Total shareholders’ equity	65,122	63,163

Total liabilities and shareholders’ equity	$90,079	$85,739

NIC INC.

CASH FLOW SUMMARY

(UNAUDITED)

Thousands

	Three months ended March 31,
	2004	2003

Cash flows from operating activities:
Net income	$1,602	$989
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation & amortization	388	492
Application development contracts	2	(459)
Deferred income taxes	1,246	612
Deferred income tax benefit relating to stock options	(98)	—
Equity in net loss of affiliates	69	60

Changes in operating assets and liabilities
(Increase) in trade accounts receivable	(2,486)	(1,487)
Decrease in prepaid expenses	37	27
(Increase) in other current assets	(1,192)	(1,291)
Decrease in other assets	2	7
Increase in accounts payable	863	610
Increase in accrued expenses	1,643	575
Increase (decrease) in other current liabilities	28	(189)

Net cash provided by (used in) operating activities	2,104	(54)

Cash flows from investing activities:
Purchases of property and equipment	(626)	(268)

Net cash used in investing activities	(626)	(268)

Cash flows from financing activities:
Cash and cash equivalents – restricted	38	838
Payments on notes payable	(38)	(71)
Proceeds from exercise of employee stock options	142	133

Net cash provided by financing activities	142	900

Net increase in cash and cash equivalents	1,620	578
Cash and cash equivalents, beginning of period	13,540	9,559
Cash and cash equivalents, end of period	$15,160	$10,137

30